Exhibit 99

News Release	Contact:	Kate Mauss (Media)
410-832-6792
katherine.mauss@ngc.com

Todd Ernst (Investors)
703-280-4535
todd.ernst@ngc.com
Northrop Grumman Reports First Quarter 2025 Financial Results
•Net awards of $10.8 billion; new record backlog of $92.8 billion
•Sales of $9.5 billion
•Diluted EPS of $3.32, including impact of B-21 LRIP loss provision of $2.74
•Repaid $1.5 billion of long term debt and returned nearly $800 million to shareholders through share repurchases and dividends
•Reaffirming 2025 guidance for sales and free cash flow1
FALLS CHURCH, Va. – April 22, 2025 – Northrop Grumman Corporation (NYSE: NOC) reported first quarter 2025 sales decreased 7 percent to $9.5 billion, as compared with $10.1 billion in the first quarter of 2024. First quarter 2025 sales reflect two fewer working days than the first quarter of 2024 and our previously disclosed wind-down of work on certain Space Systems programs.
First quarter 2025 net earnings totaled $481 million, or $3.32 per diluted share, as compared with $944 million, or $6.32 per diluted share, in the first quarter of 2024. During the first quarter of 2025, we recognized a pre-tax loss of $477 million ($397 million after-tax or $2.74 per diluted share) across the five low-rate initial production (LRIP) options on the B-21 program at Aeronautics Systems. The loss largely relates to higher manufacturing costs primarily resulting from a process change made by the company to enable an accelerated production ramp, as well as increases in the projected cost and quantity of general procurement materials.
“Global demand for our products remains strong, which is reflected in our record first quarter backlog, and we are making significant progress on our key programs,” said Kathy Warden, chair, chief executive officer and president. “The Northrop Grumman team remains committed to driving innovation to meet our customers’ priorities, expanding our market presence and optimizing performance to deliver profitable, sustainable growth. Given this, we are reaffirming our sales and free cash flow guidance for the year.”

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2025 Financial Results	2

Consolidated Operating Results and Cash Flows

	Three Months Ended March 31
$ in millions, except per share amounts	2025	2024	Change
Sales
Aeronautics Systems	$2,814	$3,044	(8%)
Defense Systems	1,805	1,737	4%
Mission Systems	2,807	2,659	6%
Space Systems	2,568	3,149	(18%)
Intersegment eliminations	(526)	(456)
Total sales	9,468	10,133	(7%)
Operating (loss) income
Aeronautics Systems	(183)	306	NM
Defense Systems	179	156	15%
Mission Systems	361	378	(4%)
Space Systems	283	330	(14%)
Intersegment eliminations	(72)	(66)
Segment operating income[1]	568	1,104	(49%)
Segment operating margin rate[1]	6.0%	10.9%	(490) bps
FAS/CAS operating adjustment	63	6	950%
Unallocated corporate expense:
Intangible asset amortization and PP&E step-up depreciation	(21)	(25)	(16%)
Other unallocated corporate expense	(37)	(14)	164%
Unallocated corporate expense	(58)	(39)	49%
Total operating income	$573	$1,071	(46%)
Operating margin rate	6.1%	10.6%	(450) bps
Interest expense	(156)	(146)	7%
Non-operating FAS pension benefit	130	168	(23%)
Other, net	31	38	(18%)
Earnings before income taxes	578	1,131	(49%)
Federal and foreign income tax expense	97	187	(48%)
Effective income tax rate	16.8%	16.5%	30 bps
Net earnings	$481	$944	(49%)
Diluted earnings per share	3.32	6.32	(47%)
Weighted-average diluted shares outstanding, in millions	144.9	149.3	(3%)
Net cash used in operating activities	$(1,565)	$(706)	(122%)
Capital expenditures	(256)	(270)	(5%)
Free cash flow[1]	$(1,821)	$(976)	(87%)

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2025 Financial Results	3

Sales
First quarter 2025 sales decreased $665 million, or 7 percent, driven by lower sales at Space Systems due, in part, to the wind-down of work on certain Space programs, as discussed in our segment operating results below, and lower sales at Aeronautics Systems. These decreases were partially offset by higher sales at Mission Systems and Defense Systems.
Operating Income and Margin Rate
First quarter 2025 operating income decreased $498 million, or 46 percent, primarily due to a $477 million loss provision on the B-21 program at Aeronautics Systems and lower operating income at Space Systems and Mission Systems, partially offset by higher operating income at Defense Systems and a $57 million increase in the FAS/CAS operating adjustment. Operating margin rate declined to 6.1 percent from 10.6 percent primarily due to the B-21 loss provision and a lower operating margin rate at Mission Systems, partially offset by higher operating margin rates at Defense Systems and Space Systems and a $57 million increase in the FAS/CAS operating adjustment.
Segment Operating Income and Margin Rate1
First quarter 2025 segment operating income1 decreased $536 million, or 49 percent, primarily due to the $477 million B-21 loss provision described above and lower operating income at Space Systems and Mission Systems, partially offset by higher operating income at Defense Systems. Segment operating margin rate1 decreased to 6.0 percent from 10.9 percent primarily due to the B-21 loss provision and a lower operating margin rate at Mission Systems, partially offset by higher operating margin rates at Defense Systems and Space Systems.
Federal and Foreign Income Taxes
The company’s first quarter 2025 effective tax rate (ETR) increased to 16.8 percent from 16.5 percent in the prior year period. The increase in our ETR was driven by interest expense on unrecognized tax benefits and excess tax benefits for employee share-based compensation, partially offset by research credits.
Net Earnings
First quarter 2025 net earnings decreased $463 million, or 49 percent, primarily due to the B-21 loss provision described above as well as a $38 million reduction in the non-operating FAS pension benefit and higher interest expense, partially offset by a $90 million decrease in income tax expense.
Cash Flows
First quarter 2025 cash from operating activities decreased $859 million, or 122 percent, primarily due to changes in trade working capital largely driven by a comparative increase in vendor payments as well as the timing of billings and collections. The net use of cash during the first quarter is consistent with the company’s historical timing of operating cash flows, which are generally more heavily weighted towards the second half of the year. First quarter 2025 free cash flow1 decreased $845 million, or 87 percent, principally due to a decrease in net cash from operating activities.
Awards and Backlog
First quarter 2025 net awards totaled $10.8 billion, and backlog totaled $92.8 billion. Significant first quarter new awards include $4.6 billion for restricted programs (primarily at Space Systems, Aeronautics Systems and Mission Systems), $1.1 billion for F-35 programs (primarily at Mission Systems and Aeronautics Systems), $0.5 billion for the Integrated Battle Command System (IBCS) program, $0.3 billion for Triton, and $0.3 billion for E-2.

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2025 Financial Results	4

Segment Operating Results
Effective July 1, 2024, the company realigned the Strategic Deterrent Systems (SDS) division, which includes the Sentinel program, from Space Systems to Defense Systems. Effective January 1, 2025, the company realigned the Strike and Surveillance Aircraft Solutions (SSAS) business unit from Defense Systems to Aeronautics Systems. These realignments are reflected in the financial information contained in this report.

AERONAUTICS SYSTEMS	Three Months Ended March 31		%
$ in millions	2025	2024	Change
Sales	$2,814	$3,044	(8)%
Operating income	(183)	306	NM
Operating margin rate	(6.5)%	10.1%
Sales
First quarter 2025 sales decreased $230 million, or 8 percent, primarily due to lower sales on B-21 and other restricted programs, as well as a decrease in F-35 sustainment volume due, in part, to the timing of materials.
Operating Income
First quarter 2025 operating income decreased $489 million and operating margin rate decreased to (6.5) percent primarily due to the previously described $477 million loss provision on the LRIP phase of the B-21 program, inclusive of a $226 million unfavorable EAC adjustment on the first and second LRIP lots.

DEFENSE SYSTEMS	Three Months Ended March 31		%
$ in millions	2025	2024	Change
Sales	$1,805	$1,737	4%
Operating income	179	156	15%
Operating margin rate	9.9%	9.0%
Sales
First quarter 2025 sales increased $68 million, or 4 percent, primarily due to continued ramp-up on the Sentinel program and higher volume on certain military ammunition programs, partially offset by lower sales on the Stand-in Attack Weapon (SiAW) program.
Operating Income
First quarter 2025 operating income increased $23 million, or 15 percent, due to a higher operating margin rate and higher sales. Operating margin rate increased to 9.9 percent from 9.0 percent primarily due to higher net EAC adjustments.

MISSION SYSTEMS	Three Months Ended March 31		%
$ in millions	2025	2024	Change
Sales	$2,807	$2,659	6%
Operating income	361	378	(4)%
Operating margin rate	12.9%	14.2%

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2025 Financial Results	5

Sales
First quarter 2025 sales increased $148 million, or 6 percent, primarily due to higher sales on the Scalable Agile Beam Radar (SABR) program, ramp-up on electronic warfare self-protection and international ground-based radar programs, and higher volume on marine systems programs. These increases were partially offset by lower volume on restricted advanced microelectronics programs.
Operating Income
First quarter 2025 operating income decreased $17 million, or 4 percent, due to a lower operating margin rate, which more than offset higher sales. Operating margin rate decreased to 12.9 percent from 14.2 percent, primarily due to investments made by the sector in connection with restricted business opportunities and lower volume on restricted advanced microelectronics programs, which more than offset higher net EAC adjustments.

SPACE SYSTEMS	Three Months Ended March 31		%
$ in millions	2025	2024	Change
Sales	$2,568	$3,149	(18)%
Operating income	283	330	(14)%
Operating margin rate	11.0%	10.5%
Sales
First quarter 2025 sales decreased $581 million, or 18 percent, primarily due to wind-down of work on the restricted space and Next Generation Interceptor (NGI) programs, which reduced sales by $228 million, as well as decreases for Commercial Resupply Services (CRS) missions, Space Development Agency (SDA) satellite programs and other restricted space programs.
Operating Income
First quarter 2025 operating income decreased $47 million, or 14 percent, due to lower sales, partially offset by a higher operating margin rate. Operating margin rate increased to 11.0 percent from 10.5 percent principally due to higher net EAC adjustments.

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2025 Financial Results	6

Guidance
    Financial guidance, as well as outlook, trends, expectations and other forward-looking statements provided by the company for 2025 and beyond, reflect the company's judgment based on the information available to the company at the time of this release. The company’s financial guidance and outlook for 2025 and beyond reflect what the company currently anticipates will be the impacts on the company from, among other factors, the global macroeconomic, security, and political/budget environments, including the impacts from inflationary pressures and labor and supply chain challenges; changes in the threat environment; changes in government budget, appropriations and procurement priorities and processes; the continuing resolution; changes in the regulatory environment, including trade policy; and changes in support for our programs. We are not assuming, and the company’s financial guidance and outlook for 2025 and beyond do not reflect impacts on the company from, any government shutdown, or application of spending limits or other spending cuts. However, the company cannot predict how these factors will evolve or what impacts they will have, and there can be no assurance that the company’s current expectations or underlying assumptions are correct. These factors can affect the company’s ability to achieve guidance or meet expectations.
For additional factors that may impact the company’s ability to achieve guidance or meet expectations, please see the “Forward-Looking Statements” section in this release and our Form 10-Q.

2025 Guidance
($ in millions, except per share amounts)	As of 4/22/2025
Sales	$42,000 — $42,500

Segment operating income[1]	$4,200 — $4,350
Prior: $4,650 - $4,800
MTM-adjusted EPS[1]	$24.95 — $25.35
Prior: $27.85 - $28.25
Free cash flow[1]	$2,850 — $3,250

2025 Segment Guidance
As of 4/22/2025
	Sales ($B)	OM Rate %
Aeronautics Systems	Low $13	Low to Mid 6%
Prior: Mid to High 9%
Defense Systems	Low $8	Mid to High 9%

Mission Systems	~$12	Mid 14%

Space Systems	~$11	High 10%

Intersegment Eliminations	~($2.1)	High 13%

1	Non-GAAP measure - see definitions at the end of this earnings release.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2025 Financial Results	7

About Northrop Grumman
Northrop Grumman will webcast its earnings conference call at 9:30 a.m. Eastern Time on April 22, 2025. A live audio broadcast of the conference call will be available on the investor relations page of the company’s website at www.northropgrumman.com.
Northrop Grumman is a leading global aerospace and defense technology company. Our pioneering solutions equip our customers with the capabilities they need to connect and protect the world, and push the boundaries of human exploration across the universe. Driven by a shared purpose to solve our customers’ toughest problems, our employees define possible every day.

###
Forward-Looking Statements and Projections
This earnings release and the information we are incorporating by reference, and statements to be made on the earnings conference call, contain or may contain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “will,” “expect,” “anticipate,” “intend,” “may,” “could,” “should,” “plan,” “strategy,” “project,” “forecast,” “achieve,” “believe,” “estimate,” “guidance,” “outlook,” “trends,” “goals,” “confident,” “on track” and similar expressions generally identify these forward-looking statements.
Forward-looking statements include, among other things, statements relating to our future financial condition, results of operations and/or cash flows, including financial guidance, outlook, trends, expectations and other forward-looking statements for 2025 and beyond. Forward-looking statements are based upon assumptions, expectations, plans and projections that we believe to be reasonable when made, but which may change over time. These statements are not guarantees of future performance and inherently involve a wide range of risks and uncertainties that are difficult to predict. Specific risks that could cause actual results to differ materially from those expressed or implied in these forward-looking statements include, but are not limited to, those identified and discussed more fully in the section entitled “Risk Factors” in the Form 10-K for the year ended December 31, 2024, and from time to time in our other filings with the SEC. They include:
Industry and Economic Risks
•our dependence on the U.S. government for a substantial portion of our business
•significant delays or reductions in appropriations and/or for our programs, and U.S. government funding and program support more broadly, including as a result of a prolonged continuing resolution and/or government shutdown, and/or related to the global security environment or other global events
•significant delays or reductions in payments as a result of or related to a breach of the debt ceiling
•the use of estimates when accounting for our contracts and the effect of contract cost growth and our efforts to recover or offset such costs and/or changes in estimated contract costs and revenues, including as a result of inflationary pressures, labor shortages, supply chain challenges, changes in trade policies and/or other macroeconomic factors, and risks related

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2025 Financial Results	8

to management’s judgments and assumptions in estimating and/or projecting contract revenue and performance which may be inaccurate
•increased competition within our markets and bid protests
•continued pressures from macroeconomic trends, including on costs, schedules, performance and ability to meet expectations
Legal and Regulatory Risks
•investigations, claims, disputes, enforcement actions, litigation (including criminal, civil and administrative) and/or other legal proceedings
•changes in procurement and other laws, SEC, DoD and other rules and regulations, including changes through executive orders, contract terms and practices applicable to our industry, findings by the U.S. government as to our compliance with such requirements, more aggressive enforcement of such requirements and changes in our customers’ business practices globally
•the improper conduct of employees, agents, subcontractors, suppliers, business partners or joint ventures in which we participate, including the impact on our reputation and our ability to do business
•environmental matters, including climate change, unforeseen environmental costs and government and third-party claims
•unanticipated changes in our tax provisions or exposure to additional tax liabilities
Business and Operational Risks
•cyber and other security threats or disruptions faced by us, our customers or our suppliers and other partners, and changes in related regulations
•the performance and viability of our subcontractors and suppliers and the availability and pricing of raw materials, chemicals, parts and components, particularly with inflationary pressures, increased costs, shortages in labor and financial resources, supply chain disruptions, and extended material lead times
•our ability to attract and retain a qualified and talented workforce with the necessary security clearances to meet our performance obligations
•our exposure to additional risks as a result of our international business, including risks related to global security, geopolitical and economic factors, misconduct, suppliers, laws and regulations
•natural disasters, epidemics, pandemics and similar outbreaks and other significant disruptions
•our ability to innovate, develop new products and technologies, progress and benefit from digital transformation and maintain technologies to meet the needs of our customers
•products and services we provide related to hazardous and high risk operations, including the production and use of such products, which subject us to various environmental, regulatory, financial, reputational and other risks
•our ability appropriately to protect and exploit intellectual property rights

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2025 Financial Results	9

General and Other Risk Factors
•the adequacy and availability of, and ability to obtain, insurance coverage, customer indemnifications or other liability protections
•the future investment performance of plan assets, gains or losses associated with changes in valuation of marketable securities related to our non-qualified benefit plans, changes in actuarial assumptions associated with our pension and other postretirement benefit plans and legislative or other regulatory actions impacting our pension and postretirement benefit obligations
•changes in business conditions that could impact business investments and/or recorded goodwill or the value of other long-lived assets, and other potential future liabilities
You are urged to consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of forward-looking statements. These forward-looking statements speak only as of the date this earnings release is first issued or, in the case of any document incorporated by reference, the date of that document. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
This release and the attachments also contain non-GAAP financial measures. A reconciliation to the nearest GAAP measure and a discussion of the company’s use of these measures are included in this release or the attachments.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2025 Financial Results	10

SCHEDULE 1
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended March 31
$ in millions, except per share amounts	2025	2024
Sales
Product	$7,521	$8,102
Service	1,947	2,031
Total sales	9,468	10,133
Operating costs and expenses
Product	6,366	6,411
Service	1,522	1,589
General and administrative expenses	1,007	1,062
Total operating costs and expenses	8,895	9,062
Operating income	573	1,071
Other (expense) income
Interest expense	(156)	(146)
Non-operating FAS pension benefit	130	168
Other, net	31	38
Earnings before income taxes	578	1,131
Federal and foreign income tax expense	97	187
Net earnings	$481	$944

Basic earnings per share	$3.33	$6.34
Weighted-average common shares outstanding, in millions	144.6	148.9
Diluted earnings per share	$3.32	$6.32
Weighted-average diluted shares outstanding, in millions	144.9	149.3

Net earnings (from above)	$481	$944
Other comprehensive income (loss), net of tax
Change in cumulative translation adjustment	2	1
Change in other, net	8	(16)
Other comprehensive income (loss), net of tax	10	(15)
Comprehensive income	$491	$929

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2025 Financial Results	11

SCHEDULE 2
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited)

$ in millions, except par value	March 31, 2025	December 31, 2024
Assets
Cash and cash equivalents	$1,685	$4,353
Accounts receivable, net	1,805	1,272
Unbilled receivables, net	6,857	5,908
Inventoried costs, net	1,578	1,455
Prepaid expenses and other current assets	1,342	1,286
Total current assets	13,267	14,274
Property, plant and equipment, net of accumulated depreciation of $8,998 for 2025 and $8,733 for 2024	10,522	10,536
Operating lease right-of-use assets	1,826	1,770
Goodwill	17,434	17,512
Intangible assets, net	242	254
Deferred tax assets	1,633	1,599
Pension and other postretirement benefit plan assets	2,285	2,184
Other non-current assets	1,259	1,230
Total assets	$48,468	$49,359

Liabilities
Trade accounts payable	$2,501	$2,599
Accrued employee compensation	1,598	2,271
Advance payments and billings in excess of costs incurred	3,710	4,070
Other current liabilities	6,160	5,188
Total current liabilities	13,969	14,128
Long-term debt, net of current portion of $605 for 2025 and $1,582 for 2024	14,167	14,692
Pension and other postretirement benefit plan liabilities	1,115	1,120
Operating lease liabilities	1,854	1,798
Other non-current liabilities	2,379	2,331
Total liabilities	33,484	34,069

Shareholders’ equity
Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $1 par value; 800,000,000 shares authorized; issued and outstanding: 2025—144,071,022 and 2024—144,952,026	144	145
Paid-in capital	—	—
Retained earnings	14,982	15,297
Accumulated other comprehensive loss	(142)	(152)
Total shareholders’ equity	14,984	15,290
Total liabilities and shareholders’ equity	$48,468	$49,359

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2025 Financial Results	12

SCHEDULE 3
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31
$ in millions	2025	2024
Operating activities
Net earnings	$481	$944
Adjustments to reconcile to net cash used in operating activities:
Depreciation and amortization	337	299
Stock-based compensation	20	20
Deferred income taxes	(34)	(103)
B-21 loss provision	477	—
Net periodic pension and OPB income	(81)	(113)
Pension and OPB contributions	(28)	(36)
Changes in assets and liabilities:
Accounts receivable, net	(542)	(378)
Unbilled receivables, net	(1,069)	(757)
Inventoried costs, net	(125)	(262)
Prepaid expenses and other assets	(42)	49
Accounts payable and other liabilities	(1,014)	(581)
Income taxes payable, net	58	219
Other, net	(3)	(7)
Net cash used in operating activities	(1,565)	(706)

Investing activities
Capital expenditures	(256)	(270)
Other, net	4	1
Net cash used in investing activities	(252)	(269)

Financing activities
Net proceeds from issuance of long-term debt	—	2,495
Payments of long-term debt	(1,500)	—
Net borrowings on commercial paper	1,474	—
Common stock repurchases	(480)	(1,190)
Cash dividends paid	(302)	(283)
Payments of employee taxes withheld from share-based awards	(38)	(55)
Other, net	(5)	(40)
Net cash (used in) provided by financing activities	(851)	927
Decrease in cash and cash equivalents	(2,668)	(48)
Cash and cash equivalents, beginning of year	4,353	3,109
Cash and cash equivalents, end of period	$1,685	$3,061

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2025 Financial Results	13

SCHEDULE 4
NORTHROP GRUMMAN CORPORATION
TOTAL BACKLOG
(Unaudited)

	March 31, 2025			December 31, 2024	% Change in 2025
$ in millions	Funded[1]	Unfunded	Total Backlog[2]	Total Backlog[2]
Aeronautics Systems	$11,718	$13,736	$25,454	$25,202	1%
Defense Systems	8,851	17,695	26,546	26,614	—%
Mission Systems	12,005	5,621	17,626	16,443	7%
Space Systems	7,368	15,803	23,171	23,209	—%
Total backlog	$39,942	$52,855	$92,797	$91,468	1%

1	Funded backlog represents firm orders for which funding is authorized and appropriated.
2	Total backlog excludes unexercised contract options and indefinite delivery, indefinite quantity (IDIQ) contracts until the time the option or IDIQ task order is exercised or awarded.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2025 Financial Results	14

SCHEDULE 5
NORTHROP GRUMMAN CORPORATION
SUPPLEMENTAL PER SHARE INFORMATION
(Unaudited)

	Three Months Ended March 31
$ in millions, except per share amounts	2025	2024
Per share impact of total net FAS/CAS pension adjustment
FAS/CAS operating adjustment	$63	$6
Non-operating FAS pension benefit	130	168
Total net FAS/CAS pension adjustment	193	174
Tax effect[1]	(49)	(44)
After-tax impact	$144	$130
Weighted-average diluted shares outstanding, in millions	144.9	149.3
Per share impact	$0.99	$0.87

Per share impact of intangible asset amortization and PP&E step-up depreciation
Intangible asset amortization and PP&E step-up depreciation	$(21)	$(25)
Tax effect[1]	5	6
After-tax impact	$(16)	$(19)
Weighted-average diluted shares outstanding, in millions	144.9	149.3
Per share impact	$(0.11)	$(0.13)

1	Based on a 21% federal statutory tax rate and a 5.25% blended state tax rate.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2025 Financial Results	15
SCHEDULE 6
NORTHROP GRUMMAN CORPORATION
RECAST SEGMENT SALES AND OPERATING INCOME
(Unaudited)

	SALES						SEGMENT OPERATING INCOME[1]
	2023	2024					2023	2024
	Total	Three Months Ended				Total	Total	Three Months Ended				Total
($ in millions)	Year	Mar 31	Jun 30	Sep 30	Dec 31	Year	Year	Mar 31	Jun 30	Sep 30	Dec 31	Year
AS REPORTED[2]
Aeronautics Systems	$10,786	$2,969	$2,963				$(473)	$297	$295
Defense Systems	5,862	1,412	1,513				710	177	204
Mission Systems	10,895	2,659	2,773				1,609	378	361
Space Systems	13,946	3,655	3,573				1,212	332	324
Intersegment eliminations	(2,199)	(562)	(604)				(298)	(80)	(83)
Total	$39,290	$10,133	$10,218				$2,760	$1,104	$1,101

REALIGNED, effective July 1, 2024[3]
Aeronautics Systems	$10,786	$2,969	$2,963	$2,878	$3,220	$12,030	$(473)	$297	$295	$298	$292	$1,182
Defense Systems	8,289	1,990	2,153	2,084	2,333	8,560	829	187	231	196	252	866
Mission Systems	10,895	2,659	2,773	2,823	3,144	11,399	1,609	378	361	390	469	1,598
Space Systems	11,873	3,149	3,002	2,870	2,710	11,731	1,130	330	304	345	275	1,254
Intersegment eliminations	(2,553)	(634)	(673)	(659)	(721)	(2,687)	(335)	(88)	(90)	(83)	(95)	(356)
Total	$39,290	$10,133	$10,218	$9,996	$10,686	$41,033	$2,760	$1,104	$1,101	$1,146	$1,193	$4,544

FURTHER REALIGNED, effective January 1, 2025[4]
Aeronautics Systems	$11,164	$3,044	$3,060	$2,961	$3,331	$12,396	$(416)	$306	$312	$309	$309	$1,236
Defense Systems	7,185	1,737	1,859	1,800	2,003	7,399	684	156	191	160	209	716
Mission Systems	10,895	2,659	2,773	2,823	3,144	11,399	1,609	378	361	390	469	1,598
Space Systems	11,873	3,149	3,002	2,870	2,710	11,731	1,130	330	304	345	275	1,254
Intersegment eliminations	(1,827)	(456)	(476)	(458)	(502)	(1,892)	(247)	(66)	(67)	(58)	(69)	(260)
Total	$39,290	$10,133	$10,218	$9,996	$10,686	$41,033	$2,760	$1,104	$1,101	$1,146	$1,193	$4,544

1	Non-GAAP measure - see definitions at the end of this earnings release.
2
“As reported” summary operating results for the periods presented reflect the composition of our reportable segments prior to July 1, 2024 as previously disclosed in the company’s filings with the SEC.

3
“Realigned, effective July 1, 2024” summary operating results for periods prior to July 1, 2024 were recast to reflect the realignment of the Strategic Deterrent Systems (SDS) division from Space Systems to Defense Systems effective July 1, 2024 as described in the company’s Form 8-K filed with the SEC on May 16, 2024. Results for periods subsequent to July 1, 2024 represent “As reported” actuals disclosed in the company’s filings with the SEC.

4
“Further realigned, effective January 1, 2025” summary operating results for the periods presented were recast to reflect the realignment of the Strike and Surveillance Aircraft Solutions (SSAS) business unit from Defense Systems to Aeronautics Systems effective January 1, 2025.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2025 Financial Results	16

Non-GAAP Financial Measures Disclosure: This earnings release contains non-GAAP (accounting principles generally accepted in the United States of America) financial measures, as defined by SEC Regulation G and indicated by a footnote in the text of the release. Definitions for the non-GAAP measures are provided below and reconciliations are provided in the body of the release, except that reconciliations of forward-looking non-GAAP measures are not provided because the company is unable to provide such reconciliations without unreasonable effort due to the uncertainty and inherent difficulty of predicting the occurrence and financial impact of certain items, including, but not limited to, the impact of any mark-to-market pension adjustment. Other companies may define these measures differently or may utilize different non-GAAP measures.
MTM-adjusted EPS: Diluted earnings per share excluding the per share impact of MTM benefit (expense) and related tax impacts. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the company’s underlying financial performance by presenting the company’s diluted earnings per share results before the non-operational impact of pension and OPB actuarial gains and losses.
Segment operating income and segment operating margin rate: Segment operating income and segment operating margin rate (segment operating income divided by sales) reflect the combined operating income of our four segments less the operating income associated with intersegment sales. Segment operating income includes pension expense allocated to our sectors under FAR and CAS and excludes FAS pension service expense and unallocated corporate items. These measures may be useful to investors and other users of our financial statements as supplemental measures in evaluating the financial performance and operational trends of our sectors. These measures should not be considered in isolation or as alternatives to operating results presented in accordance with GAAP.
Free cash flow: Net cash provided by or used in operating activities less capital expenditures. We use free cash flow as a key factor in our planning for, and consideration of, acquisitions, the payment of dividends and stock repurchases. This measure may be useful to investors and other users of our financial statements as a supplemental measure of our cash performance, but should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating cash flows presented in accordance with GAAP.

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Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com